SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 30, 2004



                               MOVADO GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)



               NEW YORK                0-22378                 13-2595932
(State or Other Jurisdiction         (Commission              (IRS Employer
        of Incorporation)            File Number)         Identification Number)

           650 FROM ROAD
        PARAMUS, NEW JERSEY                                       07652
(Address of Principal Executive Offices)                        (Zip Code)


       Registrant's telephone number, including area code: (201) 267-8000

                                 NOT APPLICABLE


          (Former name or former address, if changed since last report)

ITEM 5.      OTHER EVENTS

         On March 15, 2004, Movado Group, Inc. (the "Company") filed with the S.E.C. a Report on Form 8-K disclosing the completion on March 1, 2004 of the Company's acquisition of the Ebel business (the "Ebel Business") from LVMH Moet Hennessy Louis Vuitton ("LVMH"), except for the Ebel Business in Germany (the "German Ebel Business") which was to be completed at a later date. On July 30, 2004, the Company completed the acquisition of the German Ebel Business.

         The acquisition of the Ebel Business, including the German Ebel Business, was made pursuant to a Share Purchase and Transfer of Assets and Liabilities Agreement, dated December 22, 2003, between Concord Watch Company SA, a wholly-owned subsidiary of the Company (the "Purchaser"), and Sofidiv SAS, a wholly-owned subsidiary of LVMH (the "Seller"), as amended by Amendment dated March 1, 2004 (the "Purchase Agreement"). The acquisition of the German Ebel Business was effected through the acquisition by a wholly-owned subsidiary of the Purchaser from a wholly-owned subsidiary of the Seller of the one outstanding share of capital stock of EBEL Deutschland GmbH, a wholly-owned indirect subsidiary of the Seller. The purchase price, which was based in part on the net book value of the transferred assets, was CHF 4,576,000 (approximately $3,570,815 based on exchange rates as at July 30, 2004). The Company funded the acquisition from cash on hand. The Company currently intends to use the acquired assets in the continued operation of the Ebel Business.

         The foregoing summary is qualified in its entirety by the specific terms and provisions of the Purchase Agreement.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c)  Exhibits


             2.1 Share Purchase and Transfer of Assets and Liabilities Agreement, dated December 22, 2003 (incorporated herein by reference to Exhibit 2.1 to the Company's Form 8-K filed on March 15, 2004).


             2.2 Amendment, dated March 1, 2004 (incorporated herein by reference to Exhibit 2.2 to the Company's Form 8-K filed on March 15, 2004).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MOVADO GROUP, INC.


Date:  August 16, 2004                     By:  /s/ Frank Kimick
                                                --------------------------------
                                                Name:    Frank Kimick
                                                Title:   Assistant Secretary